EXHIBIT 10.22

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), is made and entered into on the 11th day of June 2002, by and between TEQUESTA BUSINESS ASSOCIATES, a Florida General Partnership (“Landlord”); and INDEPENDENT COMMUNITY BANK (“Tenant”).

W I T N E S S E T H:

1.

Definitions.  Landlord and Tenant hereby agree that the words and phrases set forth below shall, when used in this Lease, have the following meaning:

(a)

“Building” shall mean office building known as “250 Tequesta Drive, Tequesta, Florida” located upon the real property (the “Property’) described in Exhibit “A” attached hereto and incorporated herein. Reference made to the Property in this Lease shall be deemed to include the Building unless expressly provided otherwise.

(b)

“Premises” shall mean the suite of offices located within the Building known as Suites #101, #201 and #203 containing approximately 9,551 square feet. A copy of the approximate floor plan of the Premises is attached hereto as Exhibit “B”.

(c)

“Base Rental” shall mean the sum of One Hundred Thirty Thousand Twenty Nine and 60/100 (130,029.60) Dollars, plus Florida state sales tax per annum, payable in monthly installments of $10,835.80 per month plus Florida state sales tax as adjusted pursuant to Paragraph 5 hereof.

(d)

“Commencement Date” shall be January 1, 2003.

(e)

“Lease Term” shall mean a term commencing on the Commencement Date and continuing until one hundred twenty (120) months after the Commencement Date, terminating on December 31, 2012. The first “Lease Year” shall be the first full twelve (12) month period of the Lease Term, and thereafter, each successive twelve (12) month period shall be deemed a “Lease Year.”

(f)

“Security Deposit shall mean the sum of N/A     00/100 Dollars ($N/A    ). No interest shall be due or payable to Tenant Security Deposit and Last Month’s Rent are being held in Security Deposit Account No. 18-932-357 in the Wachovia Bank, 250 Tequesta Drive, Tequesta.

(g)

“Common Areas” shall mean those areas devoted to corridors, elevator foyers and elevator cabs, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

(h)

“Service Areas” shall mean those areas within the exterior wails of the Building used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues,

vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas designated for the exclusive use of benefit or the Tenant).

(i)

“Exterior Common Areas” shall mean those portions of the Property which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such Tenants; including, without limitation, all panting areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas.

(j)

“Building Standard Improvements” shall mean those improvements (including the “Shell Improvements”) constructed or installed within the Premises by Landlord.

(k)

”Building Grade” shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in providing the Building Standard Improvements.

2.

Lease Grant.  Subject to and upon the terms, provisions and conditions herein set forth, and each in consideration of the covenants of the other hereunder, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.

Lease Term. This Lease shall continue in force during a period beginning on Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

4.

Use. The Premises shall be used and occupied by Tenant solely for the purpose of a Bank and related services and any other lawful office use. Tenant agrees not to use or permit the use of the Premises or the Building for any purpose which is illegal, or which, in Landlord’s sole opinion, creates a public nuisance or which would increase the cost of insurance coverage with respect to the Building.

5.

Rental.

(a)

Tenant covenants and agrees to pay during the Lease Term, to Landlord, without any setoff or deduction whatsoever, the Base Rental and all such other sums of money as shall become due hereunder as additional rent (all of which are sometimes herein collectively called “rent”), for the nonpayment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental.  The Base Rental payable during each calendar year or portion thereof during the Lease Term, as increased pursuant to subparagraph (d) below, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during each term of this Lease and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rental to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from tine to time). Tenant agrees to pay all such sums in advance monthly, and without notice or: demand, If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days of such month.

(b)

If any payment of Rent or other sums due hereunder is made later than the seventh day of the month, a late fee of fifty ($50.00) dollars shall be paid by Lessee, upon demand by Lessor, for each day beyond the seventh, unless a lesser rate shall then be the maximum rate permissible by law, in which event, said lesser race shall be charged. This late fee shall be in addition to and not in exclusion of any other sums payable by Lessee due to Lessee’s failure to pay when due any sums hereunder. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

(c)

Tenant shall pay all sales and use taxes levied or assessed against all rent payments due under this Lease simultaneously with each payment required hereunder.

(d)

Tenant shall pay the monthly installments of the Base Rental as same come due through the end of the first Lease Year, and thereafter the Base Rental shall be increased at the commencement of the second Lease Year and each Lease Year thereafter, in the amount of three (3%) percent of the previous lease year’s rental.

6.

Payment of Operating Expenses.  Notwithstanding anything contained in this Lease to the contrary, there shall be a Common Area Maintenance (CAM) charge to the Tenant as follows:

(a)

All Lease Years:  A CAM charge shall be due and payable in monthly installments of $4,302.45, plus sales tax, per month, in addition to the base rent.

(b)

All Lease Years: The balance of any CAM charges shall be due and payable at the end of the Lease Year based upon the actual costs and expenses incurred during said Lease Year. The actual amount of CAM charges due shall be equal to the actual costs and expenses multiplied by a fraction, the numerator of which is the square footage of the demised Premises and the denominator of which is the total square footage of rentable space within the building. It is acknowledged that said fraction is forty-five (45% percent) CAM charges shall he defined as follows:

All costs of operation and maintenance of the building and appurtenances, as determined by standard accounting practices. Operating expenses include, but are not limited to, costs for the following: real estate taxes, utilities, elevator, maintenance, heating, ventilating and air conditioning maintenance, management fees, security, legal and auditing services, window cleaning, engineering, salaries and benefits, automated mechanical controls trash removal, insurance premiums, general area and suite maintenance and repair, uniforms, exterminator services, plumbing and electrical equipment repair, grounds keeping, nonleasing advertising, and janitorial services and supplies.

Operating expenses do not include depreciation on the building, loan payments, or real estate brokers’ commissions. At its own expense, the Tenant is entitled to audit the Landlord’s books and records relating to this Lease for the base year and any year or years for which additional rental payments become due. The Tenant may exercise this right only at reasonable times.

(c)

Adjustment to CAM Payments:  Promptly after the close of each Lease Year, Landlord shall furnish Tenant with a detailed statement of CAM expenses for such year. If Tenant’s liability under this section for such year shall exceed its payments on account for such year, Tenant shall pay the amount of such excess to Landlord within thirty (30) days of Tenant’s receipt of such statement If the Tenant’s payments on account for such year shall exceed its liability under this section for such year, Landlord shall credit Tenant with such overage toward the immediately succeeding Lease Year. If such an overage occurs during the final Lease Year, then the overage shall be refunded to Tenant within thirty (30) days of Tenant’s receipt of such statement.

(d)

Expenses Not Included in CAM: CAM expenses shall exclude all costs and expenses which in accordance with generally accepted accounting principals consistently applied, would not normally be treated as operating expenses by owners of comparable buildings in Palm Beach County, Florida. Management fees to be included in CAM must nor be in excess of what is customary and reasonable for comparable buildings in Palm Beach County, Florida.

7.

Services to be Furnished by Landlord.  Landlord agrees to furnish Tenants the following services as part of the operations of the Building:

(a)

Water at those points of supply provided for general use of Tenant and other tenants in the Building;

(b)

Subject to the provisions of Paragraph 9, central heat and air conditioning, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority for all of the common areas. Any costs for repair and/or replacement which are not covered under Tenant’s Service agreement set forth in said Paragraph 9, other than filters, shall be paid by Landlord, The cost of filters and the replacement thereof, as to the demised Premises and not the common areas, shall be borne by the Tenant.

(c)

Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard including, but not limited to, elevator maintenance, landscape maintenance, parking lot maintenance, alarm service, roof repair and maintenance, and window cleaning. Said maintenance shall be performed in a professional manner consistent with the use of the Building for Bank and professional office uses.

(d)

Janitor service and supplies to all Common Areas, Mondays through Fridays, exclusive of normal business holidays. (Note: The bathrooms on the ground floor of the Building within the Premises shall be maintained by Tenant).

(e)

Subject to the provisions of Paragraph 11, facilities to provide all electrical current reasonably required by Tenant in its use and occupancy of the Premises;

(f)

All Building Standard fluorescent bulb replacement in the Common Areas and Service Areas;

(g)

Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord may require those tenants requesting access to the Building during other than Normal Business Hours to pay a fee for such access in order to partially reimburse Landlord for the cost of the system which limits after-hours access. Notwithstanding the foregoing, at the inception of this Lease, there is no security system in place at the building which would result in a fee for after hours access. However, Landlord reserves the right to install a security system and charge such a reasonable fee in the future should the need for a system arise. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlords efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Notwithstanding anything to the contrary contained above, until a system, other than a dead bolt lock system, is installed at the Building, Tenant shall be provided with a key to the lobby doors for after hours access for Tenant and its employees. Tenant shall, at Tenant’s expense, install a security system for the space occupied by Tenant; and,

(h)

Tenant shall be permitted to use elevators for normal passenger uses. For the purpose of moving bulky property in and out of the Building, Tenant shall be permitted to use the elevators only during other than Normal Business Hours and only after first obtaining Landlord’s consent to such use, request for such consent to be submitted not less than one (1) day in advance of each move. (Tenant shall promptly reimburse Landlord for all costs associated with the after-hours operation of the elevator service for moving purposes, including without limitation the cost of any operator or security personnel, and Tenant shall also promptly reimburse Landlord’s cost to repair any damage to the elevator cab(s) or the Building resulting from Tenant’s moving.)

The failure by Landlord to any extent to furnish the defined services noted above, in whole or in part, or the interruption or termination of same, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor cause an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services cease for any reason to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

8.

Premises Accented As-Is:  Tenant acknowledges that Tenant has conducted a walk-through inspection of the Premises, is satisfied with the condition thereof, and accepts the Premises in their existing “as is” condition.

9.

Care of the Premises by Tenant.  The Tenant shall keep the interior of the demised Premises, which includes, but in not limited to, all electrical, plumbing, heating, air-conditioning, and other mechanical installation therein, all doors, and all plate glass and door and window glass, in good order. With the exception for those services to be provided by the Landlord as set forth in Paragraph 7 above, Tenant shall make all such repairs, alterations, replacements and modifications at its own expense arid using materials and labor of a kind and quality equal to the original work. Tenant shall surrender the demised premises at the expiration or earlier termination of the Lease in as good condition as when received, excepting only deterioration caused by ordinary wear and tear and damaged by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage. Except as herein above provided, the Landlord shall have no obligation to repair, maintain, alter, replace, or modify the demised premises or any part thereof, or any electrical, plumbing, heating, air-conditioning, or other mechanical installation therein.

Tenant shall arrange for the maintenance of all heating and air conditioning equipment for its Premises with Custom Air Conditioning (“contractor”), or such other heating and air conditioning contractor approved in writing by the Landlord, which contractor will carry out such maintenance on a scheduled basis (not less than quarterly) and will furnish the name of the contractor and a copy of the maintenance program to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall not permit any liens to be attached to the demised premises by reason of any labor or material used in repairs or alterations by Tenant.

Tenant shall be responsible for all damage and repairs to the Premises caused by burglary or vandalism.

10.

Graphics.  Landlord shall provide and install, at Tenant’s expense, all letters or numerals on doors entering the Premises. All such letters and numerals shall be in the standard graphics as approved by Landlord for the Building, and no others shall be permitted on the Premises without Landlord’s prior written consent. No sign or visual advertisement shall be placed in any window. Tenant may install a time and temperature sign outside the building at Tenant’s expense and two signs on the exterior of the building where the current bank tenant’s signs are located. Tenant shall submit a design of the signs to Landlord for Landlord’s approval before the signs are installed.

11.

Use of Electrical Services by Tenant:  Tenant shall pay for the cost of the electric utilities used by it which are metered separately.

12.

Parking.  During the term of this Lease, Landlord shall provide Tenant with unassigned parking spaces in the covered and uncovered parking areas located on the Property, such parking spaces and all driveways and walk-ways located on the Property to be used by Tenant on a non-exclusive basis with Landlord and other tenants of the Building, their guests and invitees. All covered and uncovered parking shall be provided at no charge to Tenant and shall be on a first-come first-serve basis.

Landlord shall have a right to designate the location of Tenant’s parking, and alter such designation upon reasonable notice to Tenant. Any such designation shall be done equitably as to each of the tenants of the Building. Landlord shall also have the right to establish or modify the methods used to control parking on the Property, including without limitation the installation of certain control devices or the hiring of parking attendants. At the present time, there is no designated parking allowed in the Village of Tequesta. Tequesta Corporate Center has a reciprocal parking agreement with adjacent properties, Tequesta Village Center and Bank of America.

Landlord shall not be liable for any damage to or any theft of any vehicle, or any contents therefrom, while in or about the parking areas located on the Property.

13.

Law and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction of the Premises or Tenant’s use thereof.

14.

Building Rules and Regulations. Tenant will comply with reasonable rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. Landlord shall give Tenant notice of all such rules and regulations and any changes thereto, and Tenant shall be charged with compliance with such rules and regulations and any changes thereto, and Tenant shall be charged with compliance with such rules and regulations, as the same may be changed from time to time, from the date of said notice.

15.

Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable business hours (and in emergencies at all times) to inspect the condition, occupancy or use thereof, or to show the Premises to prospective purchasers, mortgagees, tenants (within the last three (3) months of the Lease) or insurers, or to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord shall, in good faith, provide reasonable advance notice to Tenant prior to entry into or upon the Premises. Tenant shall provide Landlord with a current key to the Demised Premises and shall promptly provide Landlord with a new key in the event Tenant has the locks changed at the Premises during the Term of this Lease.

16.

Assignment and Subletting.

(a)

Tenant shall not assign, sublease, transfer, pledge or encumber this Lease or any interest therein without Landlord’s prior written consent (which consent may not be unreasonably withheld by the Landlord). Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void.

(b)

In the event that Tenant shall desire Landlord’s consent to either the subletting of the Premises, in whole or in part, or the assignment of Tenant’s entire interest under the Lease, Tenant shall give Landlord fifteen (15) business days prior written notice thereof. Such notice shall, at Landlord’s option, be deemed to be an offer by Tenant to either, as the case may be: (1) sublet the Premises (or such portion thereof which Tenant would sublet) to Landlord for the balance of the Lease Term (or for such portion of the Lease Term for which Tenant would sublet) upon all the same terms, covenants and conditions as are otherwise contained in this Lease; (ii) assign this Lease to Landlord for the sole consideration of Landlord’s release of Tenant from any liability hereunder. In the event that Landlord does not exercise such option by notice to Tenant in writing within fifteen (15) business days following the receipt of said notice from Tenant, then Landlords right to either sublease the Premises (or such portion thereof) or acquire this Lease by assignment, as the case may be, shall be deemed to be waived; provided that such waiver if any shall not be deemed to be a consent by Landlord to any such subletting or assignment unless Landlord delivers to Tenant its written consent thereto. Notwithstanding Landlord’s consent or waiver on any one occasion, Landlord’s option to treat Tenant’s request for consent as an offer to sublet or assign as provided in this subparagraph shall apply to any further subletting or assignment.

(c)

The covenants in this Paragraph concerning assignment shall run with the land and shall bind the parties and their heirs, executors, administrators, personal representatives, successors and permitted assigns.

(d)

Notwithstanding Landlord’s consent to any assignment or subletting by Tenant, Tenant shall remain liable for the full and faithful performance of the covenants and conditions of this Lease unless expressly released in writing by Landlord.

17.

Construction liens. Tenant will not permit any construction lien or liens to be placed upon the Premises or any portion of the Building or the Property, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would or might give rise to any mechanic’s or other liens against the Premises. In the event any such lien is claimed against the Premises, then Tenant shall discharge same or transfer such lien to other security within thirty (30) days of notice thereof. In the event that Tenant fails to discharge or otherwise remove any such liens, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be reimbursed by Tenant to Landlord within ten (10) days of Landlord’s demand therefor as additional rent.

18.

Insurance.

(a)

The Landlord shall during the entire Term hereof, obtain, maintain and keep in full force and effect, with Landlord and the mortgagees of Landlord named as insured therein as their respective interests may appear, the following insurance:

(i)

Fire Insurance including extended coverage, vandalism and malicious mischief upon property of every description and kind owned by Landlord and located in the Building and/or Common Areas, including, without limitation, furniture, fittings, installations, fixtures and any other personal property,

Leasehold Improvements and alterations, in an amount not less than ninety (90%) percent of the full replacement cost thereof.

(ii)

Comprehensive general liability coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, contractual liability and products and completed operations liability if available, in limits not less than One million ($1,000,000.00) Dollars inclusive.

(iii)

Business interruption insurance (rent loss), if available, in such amounts as will reimburse property losses due to (1) the Building or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, or by the backing up of drains, or by the bursting or leaking of pipes, faucets and plumbing fixtures, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises, whether or not caused by negligence of Landlord, or (2) any loss or damage that may be occasioned by or through the acts or omissions or other tenants in the Office Building or of any other persons whatsoever, exception only the willful misconduct or gross negligence of duly authorized employees and agents of Landlord, or (3) any loss or damage to any Property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter beyond the control of Landlord. Tenant agrees that Tenant shall be responsible for all of Tenant’s personal property brought, placed or installed upon or within the Premises and shall be liable for any damage thereto or theft thereof.

(b)

Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine advisable. Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Landlord will not be obligated to carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

(c)

The Tenant shall, during the entire Term hereof, obtain, maintain and keep in fall force and effect, such commercial policy(s) of insurance commonly known as a “renter’s policy”, providing comprehensive general liability coverage as to personal injury, bodily injuries, broad form property damage, operations, hazard, owner’s protective coverage, contractual liability and products and completed operations liability, if available, in such reasonable limits as required by Landlord. Tenant’s obligations to obtain said renter’s policy shall be limited to the demised Premises only. Tenant shall provide Landlord and Building Manager, Harriet Smith of H. Smith Realty, Inc., with a Certificate of Insurance, naming Landlord and Building Manage as an additional insured, prior to taking occupancy of the Demised Premises. The insurance policy shall provide that Landlord must be provided with a minimum of thirty (30) days advance notice in the event of cancellation.

(d)

Tenant agrees that. it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building and/or the Premises. In the event Tenant’s occupancy or conduct of business in, or on the Premises, whether or not Landlord has consented to the same results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Office Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord, in determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

(e)

If any insurance policy carried by Landlord, as provided by Section 18(a) hereof, shall be canceled or cancellation shall be threatened, or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use of occupancy of the Premises or any part thereof by Tenant or by assignee or sub-tenant or Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, (excluding Saturdays, Sundays, and legal holidays), Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 18(e), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to attempt to remedy such situation.

(f)

Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against die other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

(g)

Any policy or policies as required pursuant to the terms of Section 18(a) herein, shall contain a clause that the insurer shall not cancel or change the insurance policy without first giving ten (10) days prior written notice to Landlord. Landlord reserves the right to require an increase in the amounts of the comprehensive general liability coverage, from time to time during the Term of this Lease, as Landlord should, in its sole discretion, deem reasonable and necessary.

19.

Assumption of Risks. The Landlord or its assigns shall not be liable to Tenant or Tenant’s customers, licensees, agents or guests or employees for any injury or damages to its, his or their persons or property by any cause whatsoever, including, but not limited to, acts or omissions of any other tenant in the Building, construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage or leaks of gas, water, heating, sewer pipes, boilers, wiring or plumbing or any other defect in or about the Premises. Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises,

20.

Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 18 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees; provided that such waiver by either Landlord or Tenant does not limit in any way such party’s right to recovery under such insurance policies. Landlord and Tenant shall each obtain an endorsement to all of their insurance policies to effect the provisions of this paragraph, provided that such endorsements are available at no additional cost.

21.

Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole and reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord’s should require that the insurance proceeds payable as a result of a casualty by applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord’s obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and installing Improvements in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the Shell Improvements have been restored by Landlord, Tenant shall complete the restoration of the Premises to Building Standard and the restoration of Tenant’s furniture and equipment. Except for reconstruction of the Shell Improvements by Landlord all cost and expense of reconstructing the Premises to Building Standard shall be borne by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereto except that, subject to the provisions of the next sentence. Landlord shall allow Tenant a fair abatement of rent during the time and to the extent the Premises are unfit for occupancy, including during restoration thereof. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenants agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the entire cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by Landlord’s insurance proceeds. When a casualty occurs, if the reconstruction will take more than six (6) months to complete, Tenant shall have the right to cancel this Lease.

22.

Condemnation. If the whole of the Building, Property or the Premises should be taken from any public or quasi-public use, by right of eminent domain or otherwise, or if the same should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building, Property, or the Premises is taken by the condemning authority. If less than the whole of the Building including the Premises, or Property is thus taken or sold, then Landlord (whether or not the Premises are affected thereby) may, at its option, terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building, Premises or Property is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building, the Property and/or the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and the improvements currently existing in the Premises and/or the Property, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. In the event the restoration period shall exceed six (6) months, Tenant may cancel this Lease. All amounts awarded upon a taking of any part or all of the Building, the Property or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation. Nothing contained herein shall prohibit Tenant from seeking business loss, Tenant’s tenancy loss, or other such claims from the condemning authority.

23.

Damages From Certain Causes. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, Ere, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Building, Property, or Premises.

24.

Events of Default/Remedies.

(a)

The following events shall be deemed to be events of default by Tenant under this Lease;

(i)

Tenant shall fail to pay any rent or any other sums of money due hereunder and such failure shall continue for a period of seven (7) days after the date such sum is due;

(ii)

Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions, and covenants shall be deemed material;

(iii)

the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant;

(iv)

Tenant shall fail to promptly move into, take possession of and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or vacate or abandon any substantial portion of the Premises;

(v)

Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

(vi)

Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or a petition shall be flied against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such petition will be filed or Tenant notifies Landlord that it expects such a petition. to be filed; or

(vii)

a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

(b)

Upon the occurrence of any event or events of default or other breach of this Lease by Tenant not arising from Tenant’s failure to pay any rent or other sums of money due hereunder within five (5) days of the due date, and whether such default or defaults are enumerated in this paragraph or not, then if Tenant fails to cure any such default within ten (10) calendar days of written notice from Landlord, Landlord shall, have the option to pursue any one or more of the following remedies: (i) Landlord shall have the right, at its election, to cancel and terminate this Lease and dispossess Tenant; (ii) Landlord shall have the right without terminating or canceling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated; (ii) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the rent due and payable under the terms of this Lease; (iv) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under this Lease. If Tenant is in default for any reason which would require written notice from Landlord, and if such default cannot reasonably be expected to be cured within the said ten (10) day period, then Tenant shall have a reasonable period of time to effect such cure, provided that Tenant promptly commences the cure and proceeds diligently to completion of same.

(c)

In the event of any default by Tenant arising from the failure to pay rent or any other sum due hereunder within the five (5) day period provided in subparagraph 24(a)(i) above, Landlord may, upon three (3) days written notice, exercise any remedy provided in subparagraph 24(b) above. Notwithstanding the foregoing, however, within the three-day period, the Tenant shall have the right to cure the default of nonpayment by paying such sums that are due and owing as set forth in the said written notice.

(d)

This Paragraph 24 shall be enforceable to the maximum extent prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

(e)

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days (except for the obligation to provide utility services in which case the time frame shall be deemed to be ten (10) calendar days) of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. in no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere unless said breach shall constitute a constructive eviction of Tenant and Landlord has not begun and pursued with reasonable diligence to cure the default within the time frame set forth above in this Paragraph. Tenant hereby waives such remedies of termination and recession and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement by Landlord shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the building notice and a reasonable time to cure any default by Landlord.

(f)

Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may reasonably incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action. All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or remedy.

25.

Taxes and Assessments.  Tenant shall be liable for all taxes levied, or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder. Landlord’s demand for payment shall include reasonable evidence of such tax.

26.

Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenants covenants and agreement herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

27.

Holding Over.  In the event of holding over by Tenant without Landlord’s written consent thereto after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Paragraph 24(b) hereof, Tenant covenants and agrees, throughout the entire holdover period, to pay rent equal to twice the Base Rental, as the same is adjusted pursuant to the terms hereof, and any additional rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No possession by Tenant after the expiration of the tent of this Lease shall be construed to extend the term of this Lease unless Landlord has consented to such possession in writing, and throughout such holdover period Tenant shall be deemed a tenant-at-sufferance.

28.

Subordination To Mortgage. This Lease is and shall be subject and subordinate to any mortgage and/or deed of trust created by Landlord, whether presently existing or hereafter arising upon the Premises, or upon the Building, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage and/or deed of trust to this lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage and/or deed of trust now existing or hereafter placed upon the Premises, or the Building as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may reasonably request. The terms of this Lease are subject to approval by the Landlord’s lender(s), and such approval is a condition precedent to Landlord’s obligations hereunder. In addition, all leases of portions of the Building will be subordinate to such lender(s), mortgage(s). In the event that Tenant should fail to execute any subordination or other agreement required by this Paragraph, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it may from time to time, upon request by Landlord, execute and deliver to such persons as Landlord shall reasonably request, a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or its mortgagee(s) shall reasonably require. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Building of which the Premises form a part, (providing Landlord is not then in default) or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease. Landlord shall, however, if requested by the Tenant, obtain a covenant of non-disturbance from any mortgagee for the benefit of the Tenant. Said covenant of nondisturbance shall state that, providing the Tenant is not then in default of this Lease, the mortgagee, upon taking title to the property by foreclosure or by deed in lieu thereto will not disturb the Tenant’s peaceful use and enjoyment of the Premises and that the mortgagee shall assume the Landlord’s obligations hereunder from the date mortgagee takes title to the property.

29.

Landlord’s Lien. Tenant hereby grants to Landlord a Lien and security interest on all property of Tenant now or hereafter placed in or upon Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. Said security interest granted herein shall be subject and subordinate to any security interest created in the acquisition by the Tenant of furniture, fixtures, and equipment. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to perfect or further protect landlord’s security interest. Notwithstanding the above, Landlord shall neither make any claim upon nor withhold from Tenant, Tenant’s business records.

30.

Attorney’s Fees.  In the event of litigation arising from this Lease the prevailing party shall be entitled to an award of reasonable attorney’s fees and costs from the other party, including at the trial and any appellate levels.

31.

No Implied Waiver.  The failure of either parry to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

32.

Limitation of Liability.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property, and Tenant agrees to look solely to Landlord’s interest in the Building and the Property for the recovery of any judgment from the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

33.

Notice.  Any notice, demand or request to be given pursuant to this Lease must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by hand delivery, or by depositing the same in the United States mail, postage prepaid and certified and addressed to the party to be notified, with return receipt requested, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party. Notice deposited in the mail in the manner herein above described shall be effective upon mailing. Until further notice, the addresses for the parties shall be as follows:

As To Landlord:

Tequesta Business Associates

Attention:  Harriet Smith

H. Smith Realty, 250 Tequesta Dr., Suite 206

Tequesta, Florida 33469

with a copy to:

Ronald Pflug, Esq.

266 Harristown Road

Glen Rock, New Jersey 07452

As To Tenant

34.

Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid, or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each terms and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

35.

Recordation. Tenant agrees not to record this Lease or any memorandum hereof, but Landlord may record this Lease or a memorandum thereof, at its sole election, and Tenant agrees to execute such reasonable memorandum upon request by Landlord.

36.

Governing Law; Venue. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Venue of all proceedings in connection therewith shall be in Palm Beach County, Florida, and each party hereby waives whatever their respective rights may have been in the selection of venue.

37.

Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

38.

Force Majeure. Whenever a period of time is herein prescribed for the taking or any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

39.

Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and the Premises referred to herein. In such event and upon such transfer and acceptance by the Assignees of the assignment and the rights and obligations hereunder, Landlord shall be released from any further obligations hereunder, Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

40.

Brokers. Landlord and Tenant each represent and warrant one to the other than except as may be hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breath of the foregoing representation and warranty. Landlord recognizes H. Smith Realty, Inc. as the sole broker with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker.

41.

Effect of Delivery of this Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord and Tenant.

42.

Captions.  The Paragraph captions used herein are for convenience and reference only.

43.

Relationships of Parties.  Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor partnership other provision contained herein, nor any acts of the parties herein, shall be deemed to relationship of Landlord and Tenant.

44.

Exhibits:  in addition to Exhibit “A”, the following numbered exhibits are attached hereto and incorporated herein and wade a part of this Lease for all purposes:  Floor Plan attached hereto as Exhibit “B”.

45.

Amendments.  The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by all parties hereto.

46.

Binding Effect.  This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and, to the extent an assignment is permitted under the terms of this Lease, Tenant’s assigns.

47.

Entire Agreement. This Lease and the Exhibits hereto constitute the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understanding of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

48.

Pronouns.  Pronouns used herein shall be deemed to refer to whatever gender and number the identity of the person or persons involved may require, and words in the singular shall be construed as though in the plural, or in the plural as though in the singular, wherever the context so admits.

49.

Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities. may present health risks to persons who are exposed to it over time. Levels of Radon that exceeds federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

Option to Renew.  As long as Tenant is not default, Tenant shall have the option to renew the term of this Lease for a first renewal term of five (5) years, commencing on the expiration date of the initial term of this Lease. If the Tenant shall have renewed the term of this Lease for the first renewal term, Tenant shall have the option to renew the term of this Lease for a second renewal term of five (5) years duration.

The terms of this Lease during each of the renewal terms shall be upon the same terms and conditions as during the initial term, except that the base rental for the first Lease Year of the first renewal term shall be equal to the base rental for the Tenth Lease Year of the initial term of this Lease as increased as provided in Paragraph 5-d of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Executed in the Presence of:	LANDLORD:

TEQUESTA BUSINESS ASSOCIATES

	BY:	/s/ HERMAN JEFFER
HERMAN JEFFER

Executed in the Presence of:	TENANT:

INDEPENDENT COMMUNITY BANK

/s/ Penny Brown	BY:	/s/ Michael L. Phillips
Penny Brown		Michael L. Phillips, S.V.P.

/s/ Karen Keane
Karen Keane

Landlord agrees to pay a commission to H. Smith Realty, Inc. in accordance with a separate listing agreement between Landlord and H. Smith Realty.

Executed in the Presence of:	LANDLORD:

TEQUESTA BUSINESS ASSOCIATES

	BY:	/s/ HERMAN JEFFER
HERMAN JEFFER